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                       [KPMG PEAT MARWICK LLP LETTERHEAD]



                                                                  EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Province Healthcare Company
   (formerly known as Brim, Inc. until January 16,
   1997 and as Principal Hospital Company from
   January 16, 1997 until February 4, 1998):


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Province Healthcare Company of our report on the consolidated statements of income and cash flows of Province Healthcare Company (formerly Brim, Inc.) for the year ended December 31, 1995, which report appears in the December 31, 1997 annual report on Form 10-K of Province Healthcare Company.



                                                           KPMG Peat Marwick LLP


Portland, Oregon
June 12, 1998